SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                     The Securities and Exchange Act of 1834

         Date of Report (Date of earliest event reported): July 6, 1998

                          CADAPULT GRAPHIC SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                          0-21853                  87-04475073
(State or other jurisdiction            (Commission            (IRS Employer
of incorporation)                       File Number)         Identification No.)

                 110 Commerce Drive, Allendale, New Jersey 07401
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (201) 236-1100

                                 Not applicable.
         (Former name or former address, if changed since last report.)






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Item 4.  Changes in Registrant's Certifying Accountant.

      In our report on Form 8-K, filed on or about July 13, 1998, we reported that we dismissed Mantyla McReynolds & Associates as our principal accountants. In the Form 8-K, we reported that the following:

         - Mantyla McReynolds & Associates' report on the financial statements for either of the two years ended December 31, 1996 and 1997 neither contained an adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles;
         - our decision to change our principal accountant was recommended and approved by our Board of Directors;
         - there were no disagreements with Mantyla McReynolds & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; and
         - we authorized Mantyla McReynolds & Associates to respond fully to all inquires of the successor accountant concerning any matter.

      As an exhibit to the Form 8-K, we filed a letter from Mantyla McReynolds & Associates stating that it agreed with our disclosure statements with respect to its being dismissed as our principal accountants and its audit reports.

      We file this amendment to the Form 8-K, which includes a letter from Mantyla McReynolds & Associates, to clarify that Mantyla McReynolds & Associates agreed with our disclosure that there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item 7.  Financial Statements and Exhibits

     The following exhibit is filed with this report on Form 8-K:

         16.1   Letter on change in certifying accountant






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CADAPULT GRAPHIC SYSTEMS, INC.
                                          (Registrant)

Date:  February 9, 2000                   By:  /s/ Michael W. Levin
                                             ---------------------------
                                             Michael W. Levin, President


Date:  February 9, 2000                   By:  /s/ Frances Blanco
                                             ---------------------------
                                             Frances Blanco, Secretary







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                                     EXHIBIT

Exhibit No.

16.1         Letter on change in certifying accountant